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                                                                    Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 4, 1999, with respect to the financial statements and schedules of Components by John McCoy, Inc. included in the Registration Statement (Form S-1) and related prospectus of The Pietrafesa Corporation for the registration of 4,658,333 shares of its common stock.


                                          /s/ Lawrence B. Goodman & Co. P.A.
                                          Certified Public Accountants

Fair Lawn, New Jersey
August 5, 1999